EXHIBIT 32.2

SUPERSTAR PLATFROMS, INC.CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Superstar Platforms, Inc. (the Registrant) on Form 10-Q for the period ended September 30, 2025, as filed with the Securities and Exchange Commission on the date hereof (the Report), I, Michael Farr., Principal Accounting Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Michael Farr and will be retained by Superstar Platforms, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Dated: November 14, 2025

Superstar Platforms, Inc.

	By:	/s/ Michael Farr
Michael Farr
Chief Financial Officer
(Principal Accounting Officer)